Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement covering the registration of up to 69,200 shares of common stock and 1,019,608 warrants granting rights to purchase 1,019,608 shares of common stock, of our report dated March 29, 2002 included in 21st Century Holding Company's Form 10-K for the year ended December 31, 2003 and to all references to our Firm included in this registration statement.

Miami, Florida,
November 30, 2004.